As filed with the Securities and Exchange Commission
                      on December 22, 1999.

                                  Registration No. 333-__________

=================================================================

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                   _________________________

                            FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   _________________________

                       ASD SYSTEMS, INC.
     (Exact name of Registrant as specified in its charter)

            Texas                            75-2737041
 (State or other jurisdiction             (I.R.S. Employer
     of incorporation or                Identification No.)
        organization)

3737 Grader Street, Suite 110                  75041
        Garland, Texas                       (Zip Code)
    (Address of Principal
      Executive Offices)
                   _________________________

                 1999 LONG-TERM INCENTIVE PLAN
           STOCK OPTION AGREEMENT FOR PAUL M. JENNINGS
                  (Full title of the plan(s))
                   _________________________

         Norm Charney                         Copy to:
   Chief Executive Officer            J. David Washburn, Esq.
      ASD SYSTEMS, INC.                  ARTER & HADDEN LLP
3737 Grader Street, Suite 110       1717 Main Street, Suite 4100
    Garland, Texas  75041            Dallas, Texas  75201-4605
     (Name and address of                  (214) 761-2100
      agent for service)
                         (214) 348-7200
                       (Telephone number,
                      including area code,
                      of agent for service)
                    _________________________

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                             Proposed Maximum Proposed Maximum
 Title of Securities       Amount to be       Offering Price     Aggregate          Amount of
  to be Registered          Registered          Per Share      Offering Price    Registration Fee
--------------------   --------------------  ---------------- ----------------  -----------------
    Common Stock
  $.0001 par value     1,200,000 shares(1)         (2)          $9,244,150(2)        $2,440.46

    Common Stock
  $.0001 par value       957,500 shares (3)      $1.00(4)       $  957,500           $  252.78
                       --------------------  ----------------  ---------------  -----------------
        TOTAL          2,157,500 shares(5)                      $10,201,650          $2,693.24


     (1) The securities to be registered represent shares of Common Stock reserved for issuance under the 1999 Long-Term
Incentive Plan of ASD Systems, Inc. (the "Plan").

     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee as follows: (i) the maximum proposed offering price at which outstanding options under the Plan (779,500 shares of Common Stock) may be exercised is $2,936,650 and (ii) the maximum proposed offering price at which unissued options may be exercised under the Plan (420,500 shares of Common Stock) is $6,307,500 calculated on the basis of the closing sale price per share of Common Stock on the Nasdaq Stock Market's National Market on December 20, 1999 ($15.00), in accordance with Rule 457(c).

     (3) The securities to be registered represent shares of Common Stock reserved for issuance under that Stock Option
Agreement dated February 10, 1999 by and between Paul M. Jennings and ASD Systems, Inc. (the "Jennings Option").

     (4)  Calculated pursuant to Rule 457(h).

     (5) Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to (i) the exercise of options granted or to be granted under the Plan or (ii) the exercise of the Jennings Option, in order to prevent dilution resulting from any future stock split, stock divided or similar transaction, are also being registered hereunder.

=================================================================

                             Part I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.Registrant Information and Employee Plan Annual
       Information.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

     ASD Systems, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange
Commission (the "Commission"):

     (a) the Company's prospectus filed with the Commission pursuant to Rule 424(b) on November 12, 1999 as it relates to the Company's Registration Statement on Form
          S-1, Registration Statement No. 333-85983;

     (b) the description of the Company's common stock, par value $.0001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (file no. 0-27945), including any amendment or report filed for the purpose of updating such description; and

     (c) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company has authority under Articles 2.02A.(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's amended and restated articles of incorporation permit indemnification of directors and officers to the fullest extent permitted by law.

     The Texas Business Corporation Act provides, in part, that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

     *    conducted himself in good faith;

     * reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

     * in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify a person under the Texas Business Corporation Act against judgments, penalties, including excise and similar taxes, fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     Article Twelve of the Company's amended and restated articles of incorporation provides that, to the fullest extent permitted by the Texas Business Corporation Act as the same exists or as it may hereafter be amended, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

     We have entered into indemnification agreements with each of our directors that provide for indemnification and expense advancement to the fullest extent permitted under the Texas
Business Corporation Act.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.        Exhibits.

     (a)  Exhibits.

       Exhibit         Description
       -------         ----------------------------------------
         4.1           1999 Long-Term Incentive Plan for ASD
                       Systems, Inc. (the "Plan") (filed as
                       Exhibit 4.2 to the Registrant's
                       Registration Statement on Form S-1 (Reg.
                       Stmt. No. 333-85983) declared effective
                       November 10, 1999 (the "S-1"))
         4.2           Form of Stock Option Agreements relating
                       to options granted under the Plan (filed as Exhibit 4.3 to the S-1)
         4.3           Stock Option Agreement dated as of
                       February 10, 1999 between the Registrant and Paul M. Jennings (filed as
                       Exhibit 10.11 to the S-1)
         5.1           Opinion of Arter & Hadden LLP (filed
                       herewith)
        23.1           Consent of Arter & Hadden LLP (included
                       in their opinion filed as Exhibit 5.1)
                       (filed herewith)
        23.2           Consent of Ernst & Young LLP (filed
                       herewith)

Item 9.        Undertakings.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       [Signature Page Follows]

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garland, Texas, on December 20, 1999.

                              ASD SYSTEMS, INC.

                              By:     /s/ DAVID E. BOWE
                                 ------------------------------
                              David E. Bowe
                              Executive Vice President
                              and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on December 20, 1999.

Signature               Title
----------------------- --------------------------------

  /s/ NORMAN CHARNEY    Chairman of the Board, Chief Executive
----------------------- Officer and President (Principal
Norman Charney          Executive Officer)

   /s/ PAUL M. JENNINGS Chief Technology Officer and Director
-----------------------
Paul M. Jennings

   /s/ DAVID E. BOWE    Executive Vice President
----------------------- and Chief Financial Officer
David E. Bowe           (Principal Financial and Accounting
                        Officer)

  /s/ JONATHAN R. BLOCH Director
-----------------------
Jonathan R. Bloch

                        Director
-----------------------
Alan E. Salzman

  /s/  PAUL G. SHERER   Director
-----------------------
Paul G. Sherer

                        Director
-----------------------
Kevin P. Yancy

                          EXHIBIT INDEX
                          -------------



      Exhibit       Description
     --------       -------------------------------------------
        4.1         1999 Long-Term Incentive Plan for ASD Systems,
                    Inc. (the "Plan") (filed as Exhibit 4.2 to the
                    Registrant's Registration Statement on Form S-1
                    (Reg. Stmt. No. 333-85983) declared effective
                    November 10, 1999 (the "S-1"))
        4.2         Form of Stock Option Agreements relating to
                    options granted under the Plan (filed as Exhibit
                    4.3 to the S-1)
        4.3         Stock Option Agreement dated as of February 10,
                    1999 between the Registrant and Paul M. Jennings
                    (filed as Exhibit 10.11 to the S-1)
        5.1         Opinion of Arter & Hadden LLP (filed herewith)
       23.1         Consent of Arter & Hadden LLP (included in their
                    opinion filed as Exhibit 5.1) (filed herewith)
       23.2         Consent of Ernst & Young LLP (filed herewith)